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                                                                 Exhibit (e)(17)



                              SYBRON CHEMICALS INC.
                             1992 STOCK OPTION PLAN
              (AMENDED AND RESTATED EFFECTIVE AS OF APRIL 19, 1996)


         1. Purpose. SYBRON CHEMICALS INC. (the "Company") hereby amends and restates the SYBRON CHEMICAL INDUSTRIES INC. 1992 STOCK OPTION PLAN, redesignating it as the SYBRON CHEMICALS INC. 1992 STOCK OPTION PLAN (the "Plan"), as set forth herein, subject to the approval of the stockholders of the Company. The Plan is intended to recognize the contributions made to the Company by key employees of the Company or any Affiliate of the Company (as defined below), to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate of the Company, and to improve the ability of the Company or an Affiliate of the Company to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock, par value $.01 per share (the "Common Stock"). In addition, the Plan is intended as an additional incentive to Non-employee Directors (as hereinafter defined) to serve on the Board of Directors and to devote themselves to the future success of the Company by providing them with an opportunity to acquire or increase their proprietary interest in the Company through the receipt of rights to acquire Common Stock.

         2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         "Affiliate" means a corporation which is a parent corporation or a subsidiary corporation within the meaning of section 424(e) or (f) of the Code.

         "Board of Directors" means the Board of Directors of the Company.

         "Change of Control" shall have the meaning as set forth in Section 10 of the Plan.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the non-employee members of the Board of Directors or a committee designated by the Board of Directors as described in Section 3 of the Plan.

         "Company" means Sybron Chemicals Inc., a Delaware corporation.

         "Director" means a member of the Board of Directors.

         "Disability" shall have the meaning set forth in section 22(e)(3) of the Code.

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         "Fair Market Value" shall have the meaning set forth in Subsection 8(b)
of the Plan.

         "ISO" means an Option granted under the Plan which is intended to qualify as an "incentive stock option" within the meaning of section 422(b) of the Code.

         "Non-employee Director" means a member of the Board of Directors who is not an employee of the Company or an Affiliate of the Company.

         "Non-qualified Stock Option" means an Option granted under the Plan which is not intended to qualify, or otherwise does not qualify, as an "incentive stock option" within the meaning of section 422(b) of the Code.

         "Option" means either an ISO or a Non-qualified Stock Option granted under the Plan.

         "Optionee" means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

         "Option Document" means the document described in Section 8 or Section 9 of the Plan, as applicable, which sets forth the terms and conditions of each grant of Options.

         "Option Price" means the price at which Shares may be purchased upon exercise of an Option, as calculated pursuant to Subsection 8(b) or Subsection 9(a) of the Plan.

         "Shares" means the shares of Common Stock of the Company which are the subject of Options.

         3. Administration of the Plan. The Plan shall be administered by a committee composed of two or more of the members of the Board of Directors; however, the Board of Directors may designate two committees to operate and administer the Plan in its stead, one of such committees composed of two or more of its Non-employee Directors to operate and administer the Plan with respect to each person who is a "Principal Officer" (as defined below), and the other such committee composed of two or more Directors (which may include Directors who are also employees of the Company) to operate and administer the Plan with respect to each person other than a "Principal Officer." Any of such committees designated by the Board of Directors is referred to as the "Committee." As used herein, the term "Principal Officer" means a person who is an "officer" of the Company, within the meaning of as Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation. In all events, to the extent any administrative action under the Plan is required with respect to options granted to Non-employee Directors under Section 9, the Plan will be administered by the Board of Directors.

                  (a) Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee


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or acts approved in writing by the unanimous consent of the members of the
Committee shall be the valid acts of the Committee.

                  (b) Grants. The Committee shall from time to time at its discretion direct the Company to grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to (i) determine the Optionees to whom, the times at which, and the price at which Options shall be granted,
(ii) determine the type of Option to be granted and the number of Shares subject thereto, and (iii) approve the form and terms and conditions of the Option Documents; all subject, however, to the express provisions of the Plan. In making such determinations, the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final, binding and conclusive.

                  (c) Exculpation. No member of the Board of Directors shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Options under the Plan, provided that this Subsection 3(c) shall not apply to (i) any breach of such member's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) acts or omissions that would result in liability under Section 174 of the General Corporation Law of the State of Delaware, as amended, and (iv) any transaction from which the member derived an improper personal benefit.

                  (d) Indemnification. Service on the Committee shall constitute service as a member of the Board of Directors of the Company. Each member of the Committee shall be entitled, without further act on his part, to indemnity from the Company to the fullest extent provided by applicable law and the Company's Certificate of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

         4. Grants under the Plan. Grants under the Plan may be in the form of a Non-qualified Stock Option, and/or an ISO or a combination thereof, at the discretion of the Committee.

         5. Eligibility. All key employees and members of the Board of Directors shall be eligible to receive Options hereunder, provided, however, that Non-employee Directors may receive Options only pursuant to Section 9. The Committee, in its sole discretion, shall determine whether an individual qualifies as a key employee.

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         6. Shares Subject to Plan. The aggregate number of Shares for which
Options may be granted pursuant to the Plan, subject to adjustment as provided in Section 10 of the Plan, is five hundred sixty thousand (560,000) less the amount, if any, used to satisfy the requirements of the Sybron Chemicals Inc. Executive Bonus Plan. The Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If an Option terminates or expires without having been fully exercised for any reason, the Shares for which the Option was not exercised may again be the subject of one or more Options granted pursuant to the Plan.

         7. Term of the Plan. The Plan became effective as of May 1, 1992 and was approved by the stockholders of the Company. No Option may be granted under the Plan after January 31, 2002. If the Plan as amended and restated herein is not approved by the stockholders of the Company within twelve (12) months of the date of the adoption of this amended and restated Plan by the Board of Directors, the Plan, as in effect prior to its amendment and restatement shall remain in effect and this amended and restated Plan shall be null and void.

         8. Option Documents and Terms. Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for Federal income tax purposes. If any Option designated an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Non-qualified Stock Option for all purposes under the provisions of the Plan. Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and include such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan. However, the provisions of this Section 8 shall not be applicable to Options granted to Non-employee Directors except as otherwise provided in Subsection 9(c).

                  (a) Number of Option Shares. Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option, which may include Options which are intended to be ISOs and Options which are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan. Notwithstanding anything to the contrary contained herein, no employee shall be granted Options to acquire more than seventy five thousand (75,000) Shares during any one calendar year.

                  (b) Option Price. Each Option Document shall state the Option Price which (i) for each ISO, shall be at least 100% of the Fair Market Value of the Shares at the time the Option is granted as determined by the Committee in accordance with this Subsection 8(b); and (ii) for each Non-qualified Stock Option, shall be at the Option Price established by the Committee provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under section 424(d) of the Code, shares possessing more than 10% of the total


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combined voting power of all classes of stock of the Company or an Affiliate of the Company, then the Option Price shall be at least 110% of the Fair Market Value of the Shares at the time the Option is granted. If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the Shares are listed on a national securities exchange or included in the NASDAQ National Market System, the last reported sale price thereof on the date of grant, or, if the Shares are not so listed or included, the mean between the last reported "bid" and "asked" prices thereof, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc., or as reported in a customary financial reporting service, as applicable and as the Committee determines.

                  (c) Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are "restricted securities" within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption from such registration is available, (C) the listing or inclusion of the Shares on any securities exchange or an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this Subsection 8(c) has occurred.

                  (d) Medium of Payment. An Optionee shall pay for Shares (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Furthermore, the Committee may provide in an Option Document that payment may be made in whole or in part in shares of the Company's Common Stock held by the Optionee for at least six months. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing the shares owned


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by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is at least as great as the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by the payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. In the event that certificates for shares of the Company's Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Shares (or relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent (i) the Shares in respect of which payment is made, and
(ii) such excess number of shares. Notwithstanding the foregoing, the Committee may impose from time to time such limitations and prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate.

                  (e) Termination of Options.

                           (i) No Option shall be exercisable after the first to
occur of the following:

                                    (A) Expiration of the Option term specified
in the Option Document, which shall not exceed (1) ten years from the date of grant, or (2) five years from the date of grant of an ISO if the Optionee on the date of grant owns, directly or by attribution under section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate of the Company;

                                    (B) Expiration of ninety (90) days from the
date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than Disability or death or as otherwise specified in Subsection 8(e)(i)(D) or Section 9 below;

                                    (C) Expiration of one year from the date the
Optionee's employment or service with the Company or its Affiliates terminates due to the Optionee's Disability or death;

                                    (D) A finding by the Committee, after full
consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has breached his employment or service contract with the Company or an Affiliate of the Company, or has been engaged in any sort of disloyalty to the Company or an Affiliate of the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment or service, or has disclosed trade secrets or confidential information of the Company or an Affiliate of the Company. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture.

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                                    (E) The date, if any, set by the Board of
Directors as an accelerated expiration date pursuant to Section 10 hereof.

                           (ii) Notwithstanding the foregoing, the Committee may
extend the period during which an Option may be exercised to a date no later than the date of the expiration of the Option term specified in the Option Documents, provided that any change pursuant to this Subsection 8(e)(ii) that would cause an ISO to become a Non-qualified Stock Option may be made only with the consent of the Optionee.

                  (f) Transfers. No Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an Option is granted, such Option may be exercised only by him. Notwithstanding the foregoing, a Non-qualified Stock Option may be transferred pursuant to the terms of a "qualified domestic relations order," within the meaning of sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  (g) Holding Period. No Option granted under the Plan may be exercised unless one year, or such greater period of time as may be specified in the Option Documents, has elapsed from the date of grant.

                  (h) Limitation on ISO Grants. In no event shall the aggregate fair market value of the shares (determined at the time the ISO is granted) with respect to which incentive stock options are, under all incentive stock option plans of the Company or its Affiliates, exercisable for the first time by the Optionee during any calendar year exceed $100,000.

                  (i) Other Provisions. The Option Documents shall contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                  (j) Amendment. The Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Section 10 of the Plan.

         9. Special Provisions Relating to Grants of Options to Directors. Options granted pursuant to the Plan to Non-employee Directors shall be granted, without any further action by the Committee, in accordance with the terms and conditions set forth in this Section 9. Options granted pursuant to this Section 9 shall be evidenced by Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be



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subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

                  (a) Timing of Grants; Number of Shares Subject of Options; Exercisability of Options; Option Price. Each Non-employee Director shall be granted annually, on the first business day of each calendar year, commencing with the year 1996, an Option to purchase four thousand (4,000) Shares (or such smaller number of shares as may be determined under the formula described in the last sentence of this Section 9(a) with respect to a Non-employee Director who did not serve as a member of the Board of Directors for the entire preceding calendar year). Grants under this Section 9 shall be made only to those Non-employee Directors who are members of the Board of Directors as of the grant date. Each Non-employee Director who is entitled to the grant of an Option under this Section 9(a), but who was not a member of the Board of Directors for the entire calendar year preceding the date of grant of the Option, shall receive an option for a number of shares equal to 4,000 multiplied by a fraction, the numerator of which is the number of days during the preceding calendar that the Non-employee Director was a member of the Board of Directors, and the denominator of which is the number of days in the preceding calendar year.

                           (i) Each Option granted under this Section 9 shall be
a Non-qualified Stock Option.

                           (ii) Options granted under this Section 9 shall vest
and become exercisable to the extent of fifty percent (50%) of the Option on the last business day of the calendar year following the calendar year in which the Option was granted, and shall become fully exercisable on the last business day of the second calendar year following the calendar year in which the Option was granted. Notwithstanding anything to the contrary contained herein, in the event an Optionee terminates his or her service as a member of the Board of Directors, such Optionee's Options granted under this Section 9 shall be exercisable only to the extent they were exercisable as of the date of such termination of service.

                           (iii) The Option Price shall be equal to the Fair
Market Value of the Shares on the last business day of the calendar year preceding the date on which the Option is granted.

                  (b) Termination of Options Granted Pursuant to Section 9. All Options granted pursuant to this Section 9 shall be exercisable until the first to occur of the following:

                           (i) Expiration of ten (10) years from the date of
grant; or

                           (ii) Expiration of ninety (90) days from the date the
Optionee's service as a Director terminates for any reason; provided, however, that options that are not exercisable as of the date the Optionee's service as a Director terminates shall not become exercisable thereafter, and shall terminate as of the date such Optionee's service as a Director terminates.

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                  (c) Applicability of Provisions of Section 8 to Options
Granted Pursuant to Section 9. Except as may be otherwise specifically required under this Section 9, the following provisions of Section 8 shall be applicable to Options granted pursuant to this Section 9: Subsection 8(a); the last sentence of Subsection 8(b); Subsection 8(c); Subsection 8(d) (provided that Option Documents relating to Options granted pursuant to this Section 9 shall provide that payment may be made in whole or in part in Shares of Company Common Stock that have been held by the Optionee for six (6) months or longer); Subsection 8(f); and Subsection 8(i).

         10. Change of Control. In the event of a Change of Control, Options granted pursuant to the Plan and held by Optionees who are employees or members of the Board of Directors at the time of a Change of Control shall become immediately exercisable in full. In addition, in the event of a Change of Control, the Committee may take whatever action it deems necessary or desirable with respect to the Options outstanding (other than Options granted pursuant to Section 9), including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionees.

         A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and if applicable voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (B) any person who, on the date the Plan is effective, shall have been the beneficial owner of or have voting control over shares of Common Stock of the Company, possessing more than twenty-five percent (25%) of the aggregate voting power of the Company's Common Stock) sponsored or maintained by the Company or any of its subsidiaries, shall have become the


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
beneficial owner of, or shall have obtained voting control over, more than twenty-five percent (25%) of the outstanding shares of the Company's Common Stock, or (v) the first day after the date this Plan is effective when Directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two (2) years, unless the nomination for election of each new Director who was not a Director at the beginning of such two (2) year period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period.

         11. Adjustments on Changes in Capitalization. The aggregate number of Shares and class of shares as to which Options may be granted hereunder, the number and class or classes of shares covered by each outstanding Option and the Option Price, shall be appropriately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such without the consent of the Optionee, except for adjustments made pursuant to Section 10 hereof.

         12. Amendment of the Plan. The Board of Directors of the Company may amend the Plan from time to time in such manner as it may deem advisable. Nevertheless, the Board of Directors of the Company may not: (i) change the class of individuals eligible to receive an ISO, (ii) increase the maximum number of shares as to which Options may be granted, or (iii) make any other change or amendment as to which stockholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, without obtaining approval, within twelve months before or after such action, by vote of a majority of the votes cast at a duly called meeting of the stockholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter. In addition, no amendment to the Plan shall adversely affect any outstanding Option without the consent of the Optionee

         13. No Commitment to Retain. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate of the Company to retain the Optionee in the employ of the Company or an Affiliate of the Company and/or as a member of the Company's Board of Directors or in any other capacity.

         14. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount


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sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company's obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee's compliance, to the Company's satisfaction, with any withholding requirement.

         15. Interpretation. The Plan is intended to enable transactions under the Plan with respect to Directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; any provision of the Plan which would cause a conflict with such conditions shall be deemed null and void to the extent permitted by applicable law and in the discretion of the Board of Directors.

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                                 FIRST AMENDMENT
                                       TO
                              SYBRON CHEMICALS INC
                             1992 STOCK OPTION PLAN
              (AMENDED AND RESTATED EFFECTIVE AS OF APRIL 19, 1996)


         This First Amendment to the Sybron Chemicals Inc. 1992 Stock Option Plan (Amended and Restated Effective as of April 19, 1996) (the "Plan") is for the purpose set forth below. Terms used herein which are defined in the Plan and not defined herein have the same meaning as set forth in the Plan.

         WHEREAS, the Company desires to amend the Plan in order to attract and retain highly qualified Directors;

         NOW, THEREFORE, the Plan is amended as follows:

         1. Effective as of January 1, 1998, Section 9(a) is amended to read as follows:

                  (a) Timing of Grants; Number of Shares Subject of Options; Exercisability of Options; Option Price. Each Non-employee Director shall be granted annually an Option to purchase four thousand (4,000) Shares (or such smaller number of shares as may be determined under the formula described in the last sentence of this Section 9(a) with respect to a Non-employee Director who becomes a member of the Board of Directors after the first business day of a given calendar year). The initial grant of Shares shall be made on the date that the Non-employee Director becomes a member of the Board of Directors, and each subsequent grant shall be made on the first business day of each calendar year. Grants under this Section 9 shall be made only to those Non-employee Directors who are members of the Board of Directors as of the grant date. Each Non-employee Director who became a member of the Board of Directors after the first business day of a calendar year and who is entitled to the grant of an Option under this Section 9(a), shall receive an option for the number of shares equal to 4,000 multiplied by a fraction, the numerator of which is the number of days during such calendar year that the Non-employee Director was a member of the Board of Directors, and the denominator of which is the number of days in such calendar year.

                           (i) Each Option granted under this Section 9 shall be
a Non-qualified Stock Option.

                           (ii) Options granted under this Section 9 shall vest
and become exercisable to the extent of fifty percent (50%) of the Option on the first anniversary of the date on which such Options were granted, and shall become fully exercisable on the second anniversary of the date on which such Options were granted; provided, however, with respect to any Non-employee Director who terminates his or her service as a member of the Board of

Directors after 1997, this provision shall be in effect as if it had been incorporated into the Plan effective January 1, 1996. Notwithstanding anything to the contrary contained herein, in the event an Optionee terminates his or her service as a member of the Board of Directors, such Optionee's Options granted under this Section 9 shall be exercisable only to the extent they were exercisable as of the date of such termination of service.

                           (iii) The Option Price shall be equal to the Fair
Market Value of the Shares on the date on which the Option is granted.

         This First Amendment, executed this _______ day of ___________________, 1998, is being effectuated in accordance with Section 12 of the Plan.


Attest:                                         SYBRON CHEMICALS INC.


____________________________                    BY:____________________________


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